Exhibit 10.9

NOTICE OF CONVERSION

The undersigned hereby elects to convert $ 5,000 principal amount of the Convertible Promissory Note (the “Note”), together with $ 162.25 of accrued and unpaid interest thereto, totaling $ 5,162.25 into that number of shares of Common Stock to be issued pursuant to the conversion of the Note, as set forth below*, of The Cannaisseur Group, Inc., a Delaware corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower, as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: Ridolfo R. Brown

Address: 4519 Running Arabian Lane, Houston, Tx 77044

Date of Conversion: 06/02/2025

Applicable Conversion Price: $0.15

Number of Shares of Common Stock to be

Issued Pursuant to Conversion of the Notes: 34,415

* This conversion agreement supersedes the original conversion terms of the note, including conversion price and convertibility restrictions.

Ridolfo R. Brown
[HOLDER]

By:	/s/ Ridolfo R. Brown
Name:	Ridolfo R. Brown
Title:

Date:	08/26/2025

The Cannaisseur Group, Inc.

[BORROWER]

By:	/s/ Xavier Carter
Name:	Xavier Carter
Title:	CFO
Date:	08/26/2025